                                BROWN & WOOD LLP
                             One World Trade Center
                           New York, N.Y. 10048-0557
                            Telephone: 212-839-5300
                            Facsimile: 212-839-5599

                                                             November 26, 1996

Merrill Lynch Global Resources Trust
800 Scudders Mill Road
Plainsboro, New Jersey  08536

Ladies and Gentlemen:

     This opinion is furnished in connection with the registration by Merrill Lynch Global Resources Trust, a Massachusetts business trust (the "Trust"), of 8,309,686 shares of beneficial interest, par value $0.10 per share (the "Shares"), under the Securities Act of 1933, as amended pursuant to a registration statement on Form N-1A (File No. 2-97095), as amended (the "Registration Statement").

     As counsel for the Trust, we are familiar with the proceedings taken by it in connection with the authorization, issuance and sale of the Shares. In addition, we have examined and are familiar with the Declaration of Trust of the Trust, as amended, the By-Laws of the Trust and such other documents as we have deemed relevant to the matters referred to in this opinion.

     Based upon the foregoing, we are of the opinion that the Shares, upon issuance and sale in the manner referred to in the Registration Statement for consideration not less than the par value thereof, will be legally issued, fully paid and non-assessable shares of beneficial interest.

     In rendering this opinion, we have relied as to matters of Massachusetts law upon an opinion of Bingham, Dana & Gould rendered to the Trust.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus and Statement of Additional Information constituting parts thereof.

                                             Very truly yours,

                                             Brown & Wood LLP